                                                                    EXHIBIT 10.5


                       ARBEIDSOVEREENKOMST VOOR BEDIENDEN
                            ONBEPAALDE DUUR-VOLTIJDS



Tussen de ondergetekende partijen:
enerzijds

     HERMES EUROPE RAILTEL B.V., gevestigd te Terhulpsesteenweg 6A- 1560 Hoeilaart, vertegenwoordigd door de heer J. LOEBER, hierna genoemd de werkgever en anderzijds

     De heer Jan DE WISPELAERE,
     wonede Weidestraat 9, 3050 Oud-Heberlee, hierna genoemd de werknemer wordt overeengekomen wat volgt:

ARTIKEL 1

     De werkgever werft de werknemer aan in de hoedanigheid van General Counsel. De werknemer zal benoemd worden tot Corporate Secretary (Secretaris van de Raad van Bestuur) indien dit goedgekeurd wordt door de board of Directors.

ARTIKEL 2

     Deze overeenkomst wordt afgesloten voor onbepaalde duur en vangt aan op 1 mei, 1997.

ARTIKEL 3

     De werkzaamheden zullen in hoofdzaak worden uitgeoefend in Hoeilaart maar er wordt uitdrukkelijk overeengekomen dat de overbrenging van de arbeidsplaats naar een andere plaats in Belgie niet kan worden beschouwd als zijnde een fundamentele wijziging van de arbeidsvoorwaarden.

ARTIKEL 4

     Het verloingspakket is als volgt samengevat:

     1. SALARIS: De brutojaarwedde is vastgesteld op 4.500.000 BF (inclusief vakantiegeld en 13 degrees maand) en zal uitbetaald worden door overschrijving op een bank- of postcheckrekening.

     Daar de firma op een pan-Europese basis zal werken, zal u in de toekomst internationaal tewerkgesteld worden. Uw verloningspakket zal overeenkomstig gestructureerd worden, onder andere door split-payment over de landen die uw aanwezigheid en aandacht het meest vereisen. In die optiek, en mits goedkeuring van uw benoeming tot Corporate Secretary (Secretaris van de Raad van Bestuur) van de holdingfirma, zal een split-payment regeling uitgewerkt worden op basis van 70% tewerkstelling in Belgie en 30% in Nederland. Op Uw Nederlands inkomen zal de 35%-regeling aangevraagd worden bij de betreffende autoriteiten. Effective implementatie van deze regeling is afhankelijk van hun goedkeuring.

     2. BONUS: De werknemer komt tevens in aanmerking voor een bonus die maximaal 20% van het basisjaar-salaris bedraagt.
     De bonus wordt uitbetaald ten laatste 30 dagen na ontvangst van de finale financiele auditrapporten van het betreffende fiscale jaar uitbetaald. Het eerste en laatste jaar is deze bonus prorata het aantal gewerkte maanden.

     3. SOCIALE ZEKERHEID: De werknemer zal gedekt worden door de Belgische sociale zekerheid.

     4. VERZEKERING: - De werknemer verklaart zich akkoord toe te treden tot de groepsverzekering welke door Hermes werd afgesloten. (target 80%).

                     -Het bedrijf zal een verzekering "Aansprakelijkheid van bestuurders en executive officers" afsluiten.

     5. BEDRIJFSWAGEN: Een bedrijfswagen (Director level) wordt ter beschikking gesteld van de werknemer. De firma betaalt alle onderhoudskosten overeenkomstig de Belgische gebruiken voor kaderleden. De bijgevoegde Company Car Policy is van toepassing.

     6. AANDELEN OPTIELAN: Aan de werknemer wordt een optie verleend tot de aankoop van GTS-Hermes Inc. aandelen, beginnend op 01/01/97 tegen een uitoefenprijs gelijk aan de waarde, niet hoger dan het gestorte aandelenkapitaal van GTS-Hermes Inc. op 01/01/97. Het aantal aandelen zal 1/2 van 1 procent (0,5%) bedragen van de waarde van GTS-Hermes Inc. Deze optie zal uitgeoefend worden in 3 gelijke delen, zijnde 1/3 op elk van de eerste drie verjaardagen vanaf datum van toekenning, beginnend 01/01/98. Het is de bedoeling een Hermes Aandelen Optieplan "Hermes Plan" op te stellen. Hieronder wordt verstaan dat het GTS-Hermes Inc. Aandelen Optieplan geconverteerd zal worden naar het "Hermes plan". De details zijn gespecifieerd in de GTS-Hermes Inc. Aandelen Optieplan toekenningsbrief.

     Er wordt uitdrukkelijk overeengekomen dat elke andere bezoldiging of gratifikatie, die de werkgever bij uitzondering of periodiek aan de werknemer mocht toekennen, buiten het in hogerlid vermeld loon, en behoudens tegenstrijidge bepalingen, een gift zal uitmaken en derhalve nooit rechten kan doen ontstaan voor de toekomst.

ARTIKEL 5

     De wekelijkse arbeidsduur bedraagt 38u. Deze zijn verspreid over de vijf eerste dagen van de week van maandag tot vrijdag (dagelijks van 9u tot 12:30u en van 13:30u tot 17:36u).

ARTIKEL 6

     In geval van afwezigheid of werkonbekwaamheid is de werknemer verplicht de werkgever (HR of manager) onmiddellijk, en zo mogelijk telefonisch voor tien uur hiervan te verwittigen en hem de duur van de ongeschiktheid mee te delen. Als de afwezigheid het gevolg is van werkonbekwaamheid wegens ziekte of ongeval, is de werknemer verplicht een medisch attest te bezorgen binnen de 48 uren vanaf de dag van de ongeschiktheid waarin de voorziene duur van de werkonbekwaamheid vermeld wordt. Dezelfde verplichtingen rusten op de werknemer ingeval verlenging van de ongeschiktheid.

ARTIKEL 7

     De werknemer verbindt er zich toe, gedurende en 5 jaar na de beeindiging van het contract, noch de fabrieks - of zakengeheimen van de werkgever aan derden bekend te maken, noch enige daad van oneerlijke konkurrentie te stellen of hieraan deel te nemen, noch de naam en de faam van de werkgever in het gedrang te brengen.

ARTIKEL 8

     De werknemer verplicht zich ertoe zijn volledige beroepsaktiviteit uitsluitend te wijden aan de vennootschap en zal noch persoonlijk, noch via tussenpersoon enige functie in dienstverband of winstegevende werkzaamheid uitoefenen zonder voorafgaande schriftelijke toestemming van de werkgever.

ARTIKEL 9

     Al hat aan de werknemer ter beschikking gestelde materiaal blijft steeds eigendom van de maatschappij. Het is verboden dit materiaal te gebruiken voor prive doeleinden zonder uitdrukkelijke goedkeuring van de werkgever en zal bij het beeindigen van het contract of op eerste verzoek aan de werkgever teruggegeven worden.

     ARTIKEL 10

          De overeengekomen opzegperiode bij opzeg door de werkgever bedraagt 6 maanden.

     ARTIKEL 11

          Onderhavige overeenkomst is bovendien onderworpen aan de volgende bijzondere bepaling: -Per gewerkte dag ontvangt de bediende een maaltijdcheque met een waarde van BF 225 waarvan 45,-BF te zijnen laste.

     ARTIKEL 12

          Deze overeenkomst is afgesloten en in overeenkomst met het Belgisch Arbeidsrecht, meer bepaald de Wet op de Arbeidsovereenkomsten van 3 juli, 1978.

          Alleen de rechtbanken in het arrondissement van Brussel zijn bevoegd om uitspraak te doen over alle geschillen in verband met onderhavige overeenkomst.

In dubbel opgemaakt te Brussel op 18 april, 1997, waarbij iedar van de partijen erkent een exemplaar ontvangen te hebben.


                                                  HERMES EUROPE RAILTEL B.V.

          Voor akkoord

          /s/ JAN DE WISPELAERE                   /s/ J. LOEBER
              Jan De Wispelaere                       J. Loeber
              De Werknemer                            Managing Director

                       [HERMES EUROPE RAILTEL LETTERHEAD]

              ADDENDUM AAN DE ARBEIDSOVEREENKOMST DD.18 APRIL 1997

Tussen de ondergetekende partijen:
-enerzijds

     HERMES EUROPE RAILTEL B.V., gevestigd te Terhulpsesteenweg 6A- 1560 Hoeilaart, vertegenwoordigd door de heer J. LOEBER, hierna genoemd de werkgever en anderzijds

     De heer Jan DE WISPELAERE,
     wonende Weidestraat 9, 3050 Oud-Heverlee, hierna genoemd de werknemer wordt overeengekomen wat volgt:

ARTIKEL 1

     BONUS: De werknemer komt vanaf 01 januari 1998 in aanmerking voor een bonus die maximaal 30% van het basisjaar-jaarsalaris bedraagt in plaats van 20% zoals overeengekomen in het origineel kontrakt dd 18 april 1997.

     De bonus wordt uitbetaald ten laatste 30 dagen na ontvangst van de finale financiele auditrapporten van het betreffende fiscale jaar uitbetaald. Het eerste en laatste jaar is deze bonus prorata het aantal gewerkte maanden.

In dubbel opgemaakt te Brussal op 10-Feb-98, waarbij ieder van de partijen erkent een exemplaar ontvangen te hebben.


                                                      HERMES EUROPE RAILTEL B.V.



Voor akkoord



/s/ JAN DE WISPELAERE                                  /s/ J. LOEBER

Jan De Wispelaere                                      J.LOEBER
De Werknemer                                           Managing Director

                        ENGLISH SUMMARY OF EXHIBIT 10.5


The contract is a full-time employment contract for an indefinite time, entered into by and between Hermes Europe Railtel B.V. and Jan de Wispelaere.

Article 1

The employee is being granted the position of General Counsel, and, if approved by the Board of Directors, also as Corporate Secretary.

Article 2

The contract is for an indefinite time and starts on May 1, 1997.

Article 3

The place of employment will be Hoeilaart, Belgium, but can be transferred to any place in Belgium.

Article 4

Compensation will be as follows:

1) The salary will be BEF 4,500,000 (including paid vacations and a 13th month) a year. Due to the international nature of the employment and upon approval of the position of Corporate Secretary, the salary will be allocated as earned 70% in Belgium and 30% in The Netherlands.

2) Bonus: HER can also pay the employee a bonus of up to 20% of the yearly salary, payable at the latest 30 days after receipt of the financial audit reports of the relevant year. The bonus will be prorated for the first and last year of employment.

3) Social security: employee will be covered by the Belgian social security system.

4) Insurance: employee agrees to adhere to the group insurance plan of HER; and HER will enter into an insurance regarding the liability of directors and executive officers.

5) Company car: a company car (director level) will be at the disposal of the employee in accordance with Company car policy.

6) Options: employee has the option to purchase shares of GTS-Hermes Inc., starting on January 1, 1997 at an exercise price of equal to the value of the paid in capital stock of GTS-Hermes Inc. on January 1, 1997. The number of shares will be equal to 0.5% of the value of GTS-Hermes Inc. These options will be exercisable in three equal tranches: one third on each of the three first birthday's of the grant date of the options, starting on January 1, 1998. It is the intention to start a

Hermes option plan and it is also understood that the GTS-Hermes Inc. option plan will be converted into the Hermes option plan.

Article 5

The weekly work time will be 38 hours, divided over five days, from Monday through Friday.

Article 6

(notification procedures in case of absence or inability to work)

Article 7

Up until 5 years after termination of the employment, employee shall not communicate to third parties the business secrets of employer and shall not participate in unfair competition with employer and shall not endanger the reputation of employer.

Article 8

Employee shall only work for employer and shall not engage in any other business activities unless with written permission employer.

Article 9

Any materials put at the disposal of employee shall remain property of employer.

Article 10

The employer can terminate the contract upon 6 month's notice.

Article 11

For every day that employee has worked, he will receive a "meal-cheque" in the amount of BEF 225, of which BEF 45 is payable by employee.

Article 12

The agreement is entered into in accordance with Belgian law on Employment Contracts and the competent court is the courts of Brussels.

The agreement is dated April 18, 1997.

There is also an amendment to the contract; the amendment is dated February 10, 1998 and raises the bonus under Article 4.2 to being potentially 30% of the yearly salary.